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                                                                      Exhibit 11

                       NATIONAL MEDICAL ENTERPRISES, INC.

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS*

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
                                                       THREE MONTHS ENDED
                                                           AUGUST 31,
                                                   -------------------------
                                                     1994             1993
                                                   ---------       ---------
                                                         (IN THOUSANDS,
                                                   EXCEPT PER SHARE AMOUNTS)
FOR PRIMARY EARNINGS PER SHARE

Shares outstanding at beginning of period.........   166,081         165,898
Shares issued upon exercise of stock options......        93               1
Dilutive effect of outstanding stock options......     2,287             209
                                                   ---------       ---------
Weighted average number of shares and share
equivalents outstanding...........................   168,461         166,108
                                                   ---------       ---------
                                                   ---------       ---------
Income from continuing operations before
cumulative effect of a change in
accounting principle.............................. $  64,028         $52,728
                                                   ---------       ---------
                                                   ---------       ---------
Earnings per share from continuing operations
before cumulative effect of a change in
accounting principle..............................     $0.38           $0.32
                                                   ---------       ---------
                                                   ---------       ---------

FOR FULLY DILUTED EARNINGS PER SHARE

Weighted average number of shares used in
primary calculation...............................   168,461         166,108
Additional dilutive effect of stock options.......       335              --
Assumed conversion of dilutive
convertible debentures............................    11,357          13,978
                                                   ---------       ---------

Fully diluted weighted average number of shares...   180,153         180,086
                                                   ---------       ---------
                                                   ---------       ---------

Income from continuing operations used in
primary calculation...............................   $64,028         $52,728
Adjustments for interest expense,
  contractual allowances and income taxes.........     1,470           1,086
                                                   ---------       ---------

Adjusted income from continuing operations used
in fully diluted calculation......................   $65,498         $53,814
                                                   ---------       ---------
                                                   ---------       ---------

Earnings per share from continuing operations
before cumulative effect of a change in
accounting principle..............................     $0.36           $0.30

                                                   ---------       ---------
                                                   ---------       ---------

- - --------------------
  * All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.
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